SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2011

Europa Acquisition VII, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-54216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Europa Drive, Suite 455 Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 409-1212

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Peter Reichard submitted a resignation letter pursuant to which he resigned as the Company’s President, Treasurer, Secretary and Director effective immediately. Mr. Reichard’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Peter Coker was appointed as the Chairman of the Company’s Board of Directors and the Company’s  President, Treasurer and Secretary, effective immediately.

Below sets forth certain biographical information regarding Mr. Coker:

Peter Coker

Peter Coker is the founder and Managing Director of Tryon Capital Ventures, a Merchant Banking firm in Chapel Hill, NC since January 2004. Mr. Coker’s role has been to assist companies in completing their funding, doing restructurings, or getting them public. He works with companies from the Southeastern part of the US and Asia.  From January 2000 to December 2003 Mr. Coker was the founder and Managing Director of Tryon Capital Partners, a Merchant Banking firm in Chapel Hill, NC. Mr. Coker’s role was to consult with companies that needed to raise debt or equity and to take a position on the Board of those companies in order to help steer them to a goal. He assisted in the Capital Restructuring of companies along with assisting in the Leveraged Buy Out process with some entities.  From January 1996 to December 1999 Mr. Coker was the Managing Director of Capital Investment Partners, an Investment Banking Firm in Raleigh, NC. Mr. Coker’s role was to assist companies in their Capital Raise, Capital Restructuring, Mergers and Acquisitions, Leveraged Buy Outs, and taking them to the Public Markets.  From October 1979 to December 1995 Mr. Coker was the founder and Managing Director of American Asset Management Company, Inc., a Registered Investment Advisory firm in New York City. He managed both Institutional and Individual Portfolios with full discretion. He managed over a billion dollars with over half of that in Institutional Portfolios from the United States. Slightly less than half was from offshore investors which were invested in Sovereign Bonds with a Currency Hedge. American Asset Management Company, Inc managed Endowment Funds, Taft Hartley Funds, Pension and Profit Sharing Funds, Corporate Funds, and High Net Worth Individuals.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Europa Acquisition VII, Inc.

By:	/s/ Peter Coker
Name :	Peter Coker
Title :	President

Dated: December 16, 2011